UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2025, T1 Energy Inc., a Delaware corporation (the “Company”) entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain purchasers (the “Purchasers”). Pursuant to the terms and subject to the conditions of the Stock Purchase Agreement, in partial consideration for the redemption and cancellation of all then-issued and outstanding shares of the Company’s Convertible Series A Preferred Stock, par value $0.01 per share, the Purchasers agreed to purchase (i) 21,504,901 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) 1,600,000 shares of the Company’s Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The Amended and Restated Stock Purchase Agreement amends and restates the Preferred Stock Purchase Agreement by and between the Company and the purchasers thereto, dated as of November 6, 2024, as amended on March 21, 2025, April 29, 2025 and August 13, 2025.

The Purchasers also agreed to purchase 5,000,000 shares of the Company’s Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”), at a price of $10.00 per share of Series B-1 Preferred Stock, for aggregate gross proceeds to the Company of $50 million. The Stock Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The closing of the transactions contemplated under the Stock Purchase Agreement is subject to certain customary closing conditions set forth in the Stock Purchase Agreement.

The Company intends to use the net proceeds from the issuance of the Series B-1 Preferred Stock for (i) working capital, (ii) strategic investments and partnership development, (iii) advancement of energy technology and infrastructure projects, and (iv) general corporate purposes.

The shares of Common Stock and Preferred Stock, as well as the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares”), are being issued in a registered direct offering effected pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-290198) on file with the U.S. Securities and Exchange Commission.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

In connection with the issuance of Common Stock, the Preferred Stock and the Underlying Shares described herein, the Company is filing, as Exhibit 5.1 hereto, the opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel to the Company.

Item 5.03. Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year

On October 31, 2025, the Company filed Certificates of Designations of the Series B and Series B-1 Preferred Stock (collectively, the “Certificates of Designations”) with the Secretary of State of the State of Delaware. The Certificates of Designations fix the designations, preferences, limitations and relative rights of the Company’s Series B and Series B-1 Preferred Stock. The Series B and Series B-1 Preferred Stock each have a liquidation preference of $10.00 per share plus accrued but unpaid dividends.

Copies of the Certificates of Designations are attached hereto as Exhibits 4.1 and 4.2. The foregoing description of the Certificates of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificates of Designations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, statements with respect to the anticipated use of proceeds from the issuance of Series B-1 Preferred Stock and the closing of the transactions contemplated under the Stock Purchase Agreement. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents on file with the SEC, as well as the risk of the possibility of further material delays in the Company’s financial reporting. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations of Series B Convertible Non-Voting Preferred Stock of T1 Energy Inc.
4.2	Certificate of Designations of Series B-1 Convertible Non-Voting Preferred Stock of T1 Energy Inc.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP
10.1	Amended and Restated Stock Purchase Agreement by and between T1 Energy Inc. and the purchasers thereto, dated as of October 31, 2025*/++
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

++	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

	Dated:	October 31, 2025

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